SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 31, 2001



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                       ATLANTIC TECHNOLOGY VENTURES, INC.
             (Exact name of registrant as specified in its charter)




           Delaware                       0-27282                36-3898269
 (State or other jurisdiction of   (Commission file number)  (I.R.S. employer
  incorporation or organization)                             identification no.)


         150 Broadway
          Suite 1009                                              10038
      New York, New York                                        (Zip code)
    (Address of principal
      executive offices)

          Registrant's telephone number, including area code: (212) 267-2503

Item 5.           Other Events.

      On January 31, 2001. Atlantic Technology Ventures, Inc. ("Atlantic") and Optex Ophthalmologics, Inc. ("Optex"), a majority-owned subsidiary of Atlantic, signed an asset purchase agreement (the "Optex Agreement") with Bausch & Lomb Incorporated ("Bausch & Lomb") and Bausch & Lomb Surgical, Inc., a wholly owned subsidiary of Bausch & Lomb, providing for the sale of substantially all of Optex's assets to Bausch & Lomb. On February 2, 2001, Atlantic issued the press release attached hereto as Exhibit 99.1 announcing the signing of the Optex Agreement.

      Because the Optex Agreement was signed on January 31, 2001, there did not occur a "Repurchase Event" under the convertible preferred stock and warrants purchase agreement (the "Purchase Agreement") between Atlantic and BH Capital Investments, L.P. and Excalibur Limited Partnership (collectively, the "Investors") due to failure of Optex to sign on or before January 31, 2001, a binding definitive agreement with Bausch & Lomb providing for Optex's receipt of $3,000,000 of cash proceeds.

      For a description of the transaction with the Investors and a copy of the related documents, including the Purchase Agreement, see Atlantic's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000. For a description of the stock repurchase agreement between Atlantic and the Investors (the "Stock Purchase Agreement") and amendments to the Stock Purchase Agreement, Purchase Agreement, and related documents, see Atlantic's Current Reports on Form 8-K filed with the SEC on December 11, 2000, December 29, 2000, January 24, 2001, and January 30, 2001.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

      99.1        Press release dated February 2, 2001


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, Atlantic Technology Ventures, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2001        ATLANTIC TECHNOLOGY VENTURES, INC


                              By:   /s/ Frederic P. Zotos
                                    ------------------------------------------
                                    Frederic P. Zotos
                                    President